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                                    EXHIBIT 5

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                                                               PETREE STOCKTON
                                                              ATTORNEYS AT LAW
                                                         3500 ONE FIRST UNION CENTER
              1001 WEST FOURTH STREET               CHARLOTTE, NORTH CAROLINA 28202-6001          4101 LAKE BOONE TRAIL, SUITE 400
     WINSTON-SALEM, NORTH CAROLINA 27101-2400         (704) 338-5000 FAX (704) 338-5125          RALEIGH, NORTH CAROLINA 27607-6519
         (919) 725-2351 FAX (919) 723-2610                                                        (919) 420-1700 FAX (919) 420-1800

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                                  June 19, 1996

American Studios, Inc.
11001 Park Charlotte Blvd.
Charlotte, North Carolina 28273

Gentlemen:

    We refer to the registration statement on Form S-8 (the "Registration Statement"), to be filed by American Studios, Inc. (the "Company") with the Securities and Exchange Commission on or about June 20, 1996, under the Securities Act of 1933, as amended, relating to the proposed public offering of an aggregate of an additional 400,000 shares (the "Shares") of common stock of the Company, par value $0.001 per share, by the Company pursuant to the American Studios, Inc. Equity Compensation Plan (the "Plan").

    As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of that examination, we advise you that, in our opinion, the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Plan and any award agreement thereunder and upon the termination or lapse of any restrictions set forth in any award agreement under the Plan and the delivery of the certificates representing the Shares so issued, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name whenever appearing in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                              Very truly yours,

                                              /s/ Petree Stockton, L.L.P.

                                              PETREE STOCKTON, L.L.P.